AGREEMENT


         This Agreement has been entered into this 1st day of April, 2000 by and between Millenium Holding Group, Inc. a Nevada corporation (BUYER) and Richard Ham, a sole proprietor doing business as Ham Consulting Services (SELLER). The SELLER and BUYER are collectively identified and hereinafter referred to as the PARTIES.

         Whereas, the Buyer is a publicly traded company (OTC BB: MNHG) in the process of establishing, among other businesses, an Internet insurance company and,

         Whereas, the Seller operates an insurance agency that represents eleven
(11) insurance companies and,

         Whereas, the Buyer desires to purchase the insurance agency from the Seller and the Seller desires to sell the agency to the Buyer.

         THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows.

     1. CONSIDERATION. Seller shall deliver and Buyer shall accept as full payment for the aforesaid insurance agency $20,379.00 payable this date with 20,379 common shares of (restricted R 144) stock of the Buyer free and clear of encumbrances, claims, liens, security interests, pledges or mortgages of any kind.

     2. ASSIGNMENT OF PREMIUMS, CONTRACTS AND ASSETS. The Seller hereby assigns, and sets over to the Buyer all of the rights, title and interest he has or may have in certain contracts of insurance and contracts or other agreements with those insurance companies as set forth in EXHIBIT A and said individual contracts with its clients as set forth in EXHIBIT B. The Buyer shall assume all the obligations and responsibilities attached to said individual contracts with its clients as set forth in EXHIBIT B as well as those contracts with the insurance companies as set forth in EXHIBIT A.

     3.   REPRESENTATIONS  AND WARRANTIES OF RICHARD HAM SOLE  PROPRIETOR OF HAM
          CONSULTING  SERVICES  (SELLER).   The  Seller  hereby  represents  and
          warrants that the representations and warranties provided below are true, correct, accurate and complete in all aspects as of the date of this agreement.
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          3.1  ORGANIZATION OF HAM CONSULTING SERVICES (SELLER). The Seller is a
               sole proprietorship owned in its entirety by Richard Ham and is a licensed insurance agency representing those companies as appear on Exhibit A and those clients appearing in Exhibit B.

          3.2 AUTHORIZATION OF TRANSACTION. The Seller has full actual and legal power to execute and deliver this Agreement and to perform his obligations hereunder.

          3.3 ENFORCEABLE OBLIGATION. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable against him in accordance with the terms of this Agreement.

          3.4 NONCONTRAVENTION. Neither the execution and delivery of this Agreement, nor the consummation of this transaction will (i) violate any statute, law, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any federal or state government, governmental agency, or federal or state court to which the Seller or any of his documents are subject, (ii) conflict with, result in a breach of, constitute a default under, result in acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any governmental rule, law or regulation of any federal or state court or under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage or instrument of indebtedness or under any other arrangement to which the Seller is a party or by which he is bound or to which he or any of his assets is subject, (iii) nor result in the imposition of any lien, encumbrance, claim or security interest in, to or affecting any of the assets of the Sellers agency. The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any federal or state government or governmental agency in order for the parties to consummate this transaction.

          3.5 LITIGATION. The Seller is not subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge nor is it a party or threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial, judicial or administrative agency of any federal, state or local jurisdiction or before any arbitrator that relates in any way, directly or indirectly, to the transaction as set forth in this Agreement. The Seller has no reason to believe that any will or may be brought against it in connection with this transaction.

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          3.6  MATERIAL INFORMATION.  As of this closing date, no representation or warranty by the Seller contains any untrue statement of a material fact, or omits to state any material fact necessary to make the representation or warranty not misleading.

          3.7 LEGAL COMPLIANCE. The Seller has complied in all material respects with all laws (including rules and regulations thereunder) of federal, state and local governments (and all agencies thereof), and no charge, complaint, action, suit, proceeding, hearing, or investigation, claim, demand, or notice has been filed or commenced against it alleging any failure to comply with any such law or regulation.

               Furthermore, the Seller has complied in all material respects with all applicable laws (including rules and regulations thereunder) relating to the employment of labor, employee civil rights, and equal employment opportunities.

     4. REPRESENTATIONS AND WARRANTIES OF MILLENIUM HOLDING GROUP, INC. (BUYER). The Buyer hereby represents and warrants that the representations and warranties provided below are true, correct, accurate and complete in all aspects as of the date of this agreement.

          4.1 ORGANIZATION OF MILLENIUM HOLDING GROUP, INC. (BUYER). The Buyer is a Corporation that is duly organized, validly existing, and in good standing in all material respects under the laws of the State of Nevada.

                                       3
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          4.2  AUTHORIZATION OF TRANSACTION. The Buyer has full actual and legal corporate power to execute and deliver this Agreement and to perform its obligations hereunder.

          4.3 ENFORCEABLE OBLIGATION. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable against it in accordance with the terms of this Agreement.

          4.4 NONCONTRAVENTION. Neither the execution and delivery of this Agreement, nor the consummation of this transaction will (i) violate any statute, law, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any federal or state government, governmental agency, or federal or state court to which the Buyer is subject or any provision of the Articles of Incorporation or By Laws or similar governing rules or documents of the Buyer are subject, (ii) conflict with, result in a breach of, constitute a default under, result in acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any governmental rule, law or regulation of any federal or state court or under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage or instrument of indebtedness or under any other arrangement to which the Buyer is a party or by which it is bound or to which it or any of its assets is subject, (iii) nor result in the imposition of any lien, encumbrance, claim or security interest in, to or affecting any of the assets of the Buyer. The Buyer does not need to give any notice to, make any filing with (other than the applicable SEC regulations), or obtain any authorization, consent, or approval of any federal or state government or governmental agency in order for the parties to consummate this transaction.

          4.5 LITIGATION. The Buyer is not subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge nor is it a party or threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial, judicial or administrative agency of any federal, state or local jurisdiction or before any arbitrator that relates in any way, directly or indirectly, to the transaction as set forth in this Agreement. The Buyer has no reason to believe that any charge, complaint, action, suit, proceeding, hearing, or investigation will or may be brought against it in connection with this transaction.

                                       4
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          4.6  MATERIAL INFORMATION.  As of this closing date, no representation or warranty by the Buyer contains any untrue statement of a material fact, or omits to state any material fact necessary to make the representation or warranty not misleading.

          4.7 LEGAL COMPLIANCE. The Buyer has complied in all material respects with all laws (including rules and regulations thereunder) of federal, state and local governments (and all agencies thereof), and no charge, complaint, action, suit, proceeding, hearing, or investigation, claim, demand, or notice has been filed or commenced against it alleging any failure to comply with any such law or regulation.

               Furthermore, the Buyer has complied in all material respects with all applicable laws (including rules and regulations thereunder) relating to the employment of labor, employee civil rights, and equal employment opportunities.


     5. ENTIRE AGREEMENT. This Agreement, together with all Exhibits, represents the entire agreement between the Buyer and Seller with respect to the subject matter hereof and shall supersede all prior agreements and communications of the parties, oral or written in terms of the insurance agency.

     6. AMENDMENT AND WAIVER. No amendment to, or waiver of, any provision of this Agreement shall be effective unless in writing and signed by both parties. The waiver by any party of any breach or default shall not constitute a waiver of any different or subsequent breach or default.

     7. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada, without regard to the conflicts of law principles thereof.

     8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.

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     9.   NOTICES. All notices,  requests and other communications called for by this agreement shall be deemed to have been given immediately if made by prepaid certified mail, facsimile or electronic mail (confirmed by concurrent written notice sent via prepaid certified mail or overnight courier, such as Federal Express, for delivery by the next business day), at the physical and electronic mail addresses set forth on the signature page of this Agreement. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

     10. SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not effect any other provisions of this Agreement, and this Agreement shall be constructed as if such invalid, illegal or unenforceable provision had never been contained herein.

     11. COUNTERPARTS. This Agreement may be executed in two counterparts, both of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

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         IN WITNESS  WHEREOF,  the Parties hereto have  hereunder  affixed their signatures to this agreement, consisting of seven (9) pages including the signature page and exhibits, on the dates set forth below to be effective as of the date first set forth above.

                                                 Ham Consulting Services


Date: April 22,2000                              By: /s/ Richard L. Ham
                                                    ----------------------------
                                                    Richard L. Ham


                                                 Millenium Holding Group, Inc


Date: April 22, 2000                             By: /s/ Carla Aufdenkamp
                                                    ----------------------------
                                                    Carla Aufdenkamp,
                                                    Its Secretary


Common address for the Parties:

3800 Old Cheney Road Suite 101-222
Lincoln, Nebraska 68516
Phone 402 434 5690
Fax 402 434 5585

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                                    EXHIBIT A

                         CONTRACTED INSURANCE COMPANIES


        1. AIG Life Insurance Company
        2. Aurora National Life Assurance Company
        3. American Merchants Life Insurance Company
        4. Conseco Variable Insurance Company
        5. Lincoln Benefit Life Company
        6. Pacific Life Insurance Company
        7. Phoenix Home Life Mutual Insurance Company
        8. Zurich Life Insurance Company

Other contracts held with, but not currently receiving commissions from are as follows:

        1. GE Life & Annuity Assurance Company
        2. Hartford Life & Accident
        3. Hartford Life

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                                    EXHIBIT B

                                     CLIENTS


The confidential listing of clients is held at the office of Millenium Holding Group, Inc.